Exhibit 99.3

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2009

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Technicolor Cinema Advertising, LLC:

We have audited the accompanying consolidated balance sheet of Technicolor Cinema Advertising, LLC and subsidiaries (the Company) as of December 31, 2009, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technicolor Cinema Advertising, LLC and subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, the Company adopted the provisions of Accounting Standards Codification (ASC) 740 Income Taxes (formerly Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainties in Income Taxes, an interpretation of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes), as of January 1, 2009.

August 12, 2010

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2009

(Amounts in thousands)

Assets

Current assets:
Cash and cash equivalents	$26,647
Accounts receivable, less allowance for doubtful accounts of $2,871 as of December 31, 2009	60,539
Prepaid expense and other current assets	14,861
Deferred taxes (note 6)	2,359

Total current assets	104,406

Property and equipment, net (note 3)	26,609
Goodwill (note 4)	64,479
Intangibles, net (note 4)	1,458
Other assets	9,870

Total assets	$206,822

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$2,556
Accrued liabilities	37,647
Due to members (note 7)	11,342
Deferred revenue	8,672

Total current liabilities	60,217

Deferred taxes (note 6)	11,613
Other noncurrent liabilities	4,059

Total liabilities	75,889

Commitments and contingencies (note 8)

Members’ equity (note 5)	130,933

Total liabilities and members’ equity	$206,822

See accompanying notes to consolidated financial statements.

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Consolidated Statement of Operations

Year ended December 31, 2009

(Amounts in thousands)

Revenue	$179,506

Operating expenses:
Cost of revenue	105,990
Selling and marketing costs	28,167
Administrative costs	17,151
Depreciation and amortization	12,832

Operating income	15,366

Interest income, net (note 8)	197
Other income (expense), net	560

Income before provision for income taxes	16,123

Provision for income taxes (note 7)	(8,276)

Net income	$7,847

See accompanying notes to consolidated financial statements.

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Consolidated Statement of Members’ Equity

Year ended December 31, 2009

(Amounts in thousands except shares)

	Series A shares	Amount	Series B shares	Amount	Total members’ equity

Balance – January 1, 2009	61,000	$73,538	61,000	$73,538	147,076
Net income	—	3,924	—	3,923	7,847
Cumulative effect of adoption of ASC 740 (note 6)	—	(995)	—	(995)	(1,990)
Cash dividend	—	(11,000)	—	(11,000)	(22,000)

Balance – December 31, 2009	61,000	$65,467	61,000	$65,466	130,933

See accompanying notes to consolidated financial statements.

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2009

(Amounts in thousands)

Cash flows from operating activities:
Net income	$7,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,832
Tax benefit applied to reduce goodwill	81
Gains on disposals of property and equipment	(124)
Provision for bad debt, net of write-offs	73
Deferred income tax	1,222
Asset retirement obligation accretion cost	132
Changes in operating assets and liabilities:
Accounts receivable	461
Prepaid expense and other current assets	2,269
Accounts payable and accrued expenses	8,104
Due to Members	(6,566)
Deferred revenue	3,766
Other noncurrent assets and liabilities	(7,879)

Net cash provided by operating activities	22,218

Cash flows from investing activities:
Capital expenditures	(8,267)
Proceeds from sales of property and equipment	295

Net cash used in investing activities	(7,972)

Cash flows from financing activities:
Dividend payment to Members	(22,000)
Borrowings from Members	7,000

Net cash used in financing activities	(15,000)

Decrease in cash and cash equivalents	(754)

Cash and cash equivalents at beginning of year	27,401

Cash and cash equivalents at end of year	$26,647

Supplemental cash flow information:
Cash paid for income taxes	$3,900

See accompanying notes to consolidated financial statements.

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

(1)	Organization and Basis of Presentation

Technicolor Cinema Advertising, LLC and subsidiaries (TCA or the Company), which do business as Screenvision, provide advertising services to certain third-party theatre circuits in the United States through agreements expiring at various dates through January 2021 (with extension options through January 2026). The Company operates in one business segment.

As more fully described in note 6, TCA was formed on July 28, 2001 as a joint venture between Carlton Communications plc (Carlton) and two wholly owned subsidiaries of Thomson SA (Thomson) (Thomson and Carlton collectively referred to as the Members). Carlton, now known as Carlton Communications Limited, was subsequently acquired by ITV plc (ITV) in February 2004.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Technicolor Cinema Advertising, LLC and its subsidiaries; Screenvision Direct Holdings, Inc., Screenvision Holdings, Inc., Screenvision Exhibition, Inc., Screenvision Direct, Inc., Screenvision Cinema Network, LLC, Screenvision Billboard Holdings, Inc., Screenvision Exhibition, LLC, and Screenvision Billboard Network, LLC, all of which are wholly owned. All intercompany accounts and transactions have been eliminated in consolidation.

The Company has no investments in entities requiring consolidation in accordance with ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting Involved with Variable Interest Entities.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include the useful lives of fixed assets, accounts receivable, and accrued liabilities, including accrued theatre circuit share expense, and valuation of goodwill and intangibles.

(c)	Revenue Recognition

Advertising revenue, net of agency commission, is recognized based on the number of days in the period in which an advertising contract is fulfilled, adjusted for delivered theatre attendees. Deferred revenue refers to the unearned portion of advertising contracts. The Company’s advertising contracts regularly contain make-good provisions should delivered attendance be less than the contracted attendance. Revenue is reduced for make-good provisions when there is an underdelivery of attendance.

6	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

(d)	Barter Transaction

The Company generates revenue from the exchange of advertising for branded preshow trivia. Barter revenues and expenses were recorded at the fair market value of the advertising services given by the Company. Revenue from barter transactions, which is equal to the related expenses, is recognized as income over the term of the agreement. Barter expense is recognized when the products and services are delivered. Gross barter revenue/expense amounted to $1,500 for the year ended December 31, 2009.

(e)	Operating Costs

Cost of revenue includes advertising-related costs such as personnel and other costs related to advertising fulfillment, production costs of nondigital advertising, digital network costs including satellite bandwidth, repairs, and other costs of maintaining and operating the digital network and preparing advertising and other content for transmission across the digital network, and theatre circuit share costs payable to theatre circuits under multiyear agreements.

Under such agreements, theatre circuits grant to the Company the right to sell advertising for display in the facilities of the theatre circuits. In certain of its agreements, in return for these rights, the Company is required to make periodic payments to the theatre circuit equal to the greater of a cumulative minimum guaranteed amount (based on theatre attendance, the number of screens or a set payment schedule), or a set contractual percentage of cumulative revenue earned from advertising sales. In other agreements, there is either a set contractual percentage or a fee per advertisement placed but no minimum guaranteed amount.

For each agreement, the Company incurs as expense in a reporting period, the greater of (i) the cumulative minimum guaranteed amount or (ii) the amount derived by applying the contractual percentage to cumulative revenue earned from advertising sales less (iii) amounts incurred as expense in all previous reporting periods. In contracts with a minimum guaranteed amount based on a set payment schedule, the expense is determined by the straight-line method. Any additional expense based on net admissions is recognized in the period incurred.

(f)	Cash and Equivalents

All highly liquid debt instruments and investments purchased with an original maturity of three months or less are classified as cash equivalents. Periodically, there are cash balances in a bank in excess of the federally insured limits or in the form of a money market demand account with a major financial institution. The Company has not experienced losses in these accounts.

(g)	Accounts Receivable

An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis, and information on specific accounts. The Company provides advertising services to a large number of geographically dispersed companies across a wide range of industries. The Company extends credit to these companies and historically has not experienced significant losses

7	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

relating to receivables from individual customers or groups of customers. The collectibility risk for national advertisers is reduced by dealing with large, nationwide entities who have strong reputations in the advertising industry and stable financial conditions.

For the year ended December 31, 2009, the Company’s two largest customers accounted for approximately 12% of revenues. In addition, two customers had an accounts receivable balance, which represented 17% and 10%, respectively, of the Company’s accounts receivable as of December 31, 2009.

(h)	Operating Leases

Rent expense for operating leases, which may have escalating rentals over the term of the lease, is recorded on a straight-line basis over the initial lease term. The initial lease term includes the “build-out” period of leases, where no rent payments are typically due under the terms of the lease. The difference between rent expense and rent paid is recorded as deferred rent. Construction allowances received from landlords are recorded as a deferred rent credit and amortized to rent expense over the initial term of the lease.

(i)	Property and Equipment

Property and equipment, which include amounts recorded under capital leases, are stated at cost net of accumulated depreciation or amortization. Major renewals and improvements are capitalized, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. The Company records depreciation and amortization using the straight-line method over the following estimated useful lives:

Theatre equipment	3 – 5 years
Furniture and equipment	5 years
Computer hardware and software	3 – 5 years
Leasehold improvements	Lesser of lease term or asset life

(j)	Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2009, the carrying value of current assets and current liabilities approximated fair value due to the short-term maturity of these instruments.

(k)	Goodwill, Intangible Assets, and Long-Lived Assets

The Company accounts for goodwill and other intangible assets in accordance with Accounting Standards Codification (ASC) 350-10, Intangibles – Goodwill and Other (formerly SFAS No. 142, Goodwill and Other Intangible Assets). Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination,

8	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

and is not subject to amortization. Intangible assets resulting from the acquisitions of entities accounted for using the purchase method of accounting are estimated by management based on the fair value of assets received.

The Company evaluates the recoverability of its goodwill annually or more frequently whenever events or circumstances indicate that the asset may be impaired. Goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill, which would be recognized in a business combination.

ASC 350-10 also requires that intangible assets with finite useful lives and other long-lived assets be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with ASC 360, Property, Plant and Equipment (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company periodically evaluates its long-lived assets based on, among other factors, the estimated, undiscounted future cash flows expected to be generated from such assets in order to determine if an impairment exists. The Company’s intangible assets primarily comprise of customer lists, theatre circuit agreements, and covenants not to compete and are amortized over periods up to five years on a straight-line basis with a weighted average amortization period as follows:

Customer lists	0.8 years
Theatre circuit agreements	3.2 years
Covenants not to compete	0.3 years

(l)	Income Taxes

The Company has elected to be treated as a C Corporation for U.S. federal income tax purposes. As such, the Company is subject to U.S. federal and all applicable state and local taxes.

The Company accounts for income taxes pursuant to ASC 740, Income Taxes (formerly SFAS No. 109, Accounting for Income Taxes). Under ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the basis of assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

9	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

The Company maintains valuation allowances where it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining whether a valuation allowance is warranted, the Company evaluates factors such as prior earnings history, expected future earnings, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of the realization of a deferred tax asset. Based upon historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2009.

Beginning with the adoption of FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, (included in ASC 740, Income Taxes), as of January 1, 2009, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurements are reflected in the period in which the change in judgment occurs. Prior to the adoption of FIN 48, the Company recognized the effect of income tax positions only if such positions were probable of being sustained.

(m)	Comprehensive Income

Total comprehensive income includes, in addition to net income, changes in equity that are excluded from the consolidated statements of operations and are recorded in a separate section of members’ equity on the consolidated balance sheets. The Company does not have any transactions that would require disclosure as comprehensive income.

(n)	Recent Accounting Pronouncements

On July 1, 2009, the Company adopted the FASB Accounting Standards Codification (ASC or Codification). The Codification does not alter current U.S. GAAP, but it integrates existing accounting standards with other authoritative guidance. The Codification provides a single source of authoritative U.S. GAAP for nongovernmental entities and supersedes all other previously issued accounting and reporting guidance. The adoption of the Codification did not have any effect on the results of operations or financial position. All prior references to U.S. GAAP have been revised to conform to the Codification. Updates to the Codification are issued in the form of Accounts Standards Updates (ASU).

Effective January 1, 2009, the Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a significant impact on the Company’s financial statements.

10	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

In May 2009, the FASB issued authoritative guidance on subsequent events, which is effective for the Company June 30, 2009. This guidance addresses the disclosure of events that occur after the balance sheet date, but before financial statements are issued or available to be issued. The adoption of this guidance did not have a significant impact on the consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements, which revises the existing multiple-element revenue arrangements guidance and changes the determination of when the individual deliverables included in a multiple-element revenue arrangement may be treated as separate units of accounting, modifies the manner in which the transaction consideration is allocated across the separately identified deliverables and expands the disclosures required for multiple-element revenue arrangements. The pronouncement is effective for financial statements issued after December 31, 2010. The Company is evaluating the impact of ASU No. 2009-13 on its consolidated financial statements.

(3)	Property and Equipment

Property and equipment, which includes assets under capital leases, as of December 31, 2009 was comprised as follows:

Theatre equipment	$50,339
Furniture and equipment	7,391
Computer hardware and software	2,679
Leasehold improvement	2,754

63,163

Accumulated depreciation	(36,554)

$26,609

The total depreciation expense for the year ended December 31, 2009 was $11,348. Gain on disposal of property and equipment was $124 for the year ended December 31, 2009.

In certain of its theatre circuit agreements, the Company has an asset retirement obligation whereby it must deinstall and remove theatre equipment at the end of the term. Amounts accrued at contract inception, which represent the present value of the related obligation, result in a corresponding increase to property and equipment which are depreciated over the useful life as a component of the related property and equipment.

11	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

Changes in the asset retirement obligation for the year ended December 31, 2009 are as follows:

Accrual asset retirement obligation, beginning of year	$2,477
Current year liability	390
Accretion expense	132
Settlement	(68)

Accrued asset retirement obligation, end of year	$2,931

(4)	Goodwill and Intangible Assets

Intangible assets as of December 31, 2009 were comprised as follows:

	Gross carrying amount	Amortization period	Accumulated amortization
Amortizing intangible assets:
Theatre circuit agreements	$8,453	2 to 5 years	$6,995
Other	355	0.02 to 2 years	355

Total	$8,808		$7,350

Other intangibles include covenants not to compete and customer lists. Amortization expense for the year ended December 31, 2009 was $1,484. Amortization expense for each of the next five is expected to be $1,442, $16, $0, $0 and $0, respectively.

Goodwill was reduced by $81 in 2009 for the impact of second component tax deductible goodwill.

Goodwill was $64,479 as of December 31, 2009.

(5)	Members’ Equity

As discussed in note 1, on July 28, 2001, the Company was formed as a joint venture between Carlton and Thomson whereby Carlton contributed an operating subsidiary and cash of $1,000 and Thomson contributed an operating subsidiary and cash of $41,508, of which $32,008 was used to repay debt and accrued interest owed to Carlton. In addition, $6,492 was paid directly to Carlton by Thomson. Immediately subsequent to the transactions, Carlton owned 56,000 Series A shares and Thomson owned 56,000 Series B shares. The net assets contributed by Thomson and Carlton were recorded at a historical cost of $109 million on the date of formation. Net assets consisted primarily of cash, property and equipment, intangibles, goodwill, and operating accruals.

12	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

In April 2002, the Company issued 500 Series B shares to Thomson for $500 and 500 Series A shares to Carlton for $500.

In September 2002, the Company issued 4,500 Series B shares to Thomson for $4,500 and 4,500 Series A shares to Carlton for $4,500 to finance the Company’s 2002 acquisition of Val Morgan & Co. Pty Limited.

As of December 31, 2009, there were 61,000 Series A shares authorized, issued, and outstanding and 61,000 Series B Shares authorized, issued, and outstanding. Series A and Series B shares have identical rights and privileges. Distributions are determined by a supermajority approval (as defined) of the Board of Members in proportion to the number of shares held by each member. The Company operates as a limited liability company and the liabilities of the Company are solely the liabilities of the Company and no member is personally responsible for such liability.

On December 23, 2009, the Company made a cash dividend distribution to Carlton and Thomson of $11,000 and $11,000, respectively.

(6)	Income Taxes

The provision for income taxes on continuing operations for the year ended December 31, 2009 consists of:

Federal income taxes:
Current	$4,226
Deferred	1,531
State and local income taxes:
Current	1,797
Deferred	722

$8,276

Effective Tax Rate Reconciliation on Continuing Operations

A reconciliation of the effective income tax rate on continuing operations as reflected in the consolidated statements of operations to the U.S. federal statutory income tax rate for the year ended December 31, 2009 is as follows:

U.S. federal statutory income tax rate	35.0%
Federal taxes at the statutory rate	$5,643
State and local income taxes, net of federal income tax benefit	1,798
Other	835
Effective tax rate:	51.33%

13	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

The net current and noncurrent components of deferred income taxes recognized in the balance sheet as of December 31, 2009 are as follows:

Net current asset	$2,359
Net noncurrent liability	(11,613)

$(9,254)

The tax effects of the temporary difference that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2009 are as follows:

Assets:
Allowance for doubtful accounts	$1,213
Intangible assets	5,713
Accrued theatre commissions	1,890
Other	2,402

Gross deferred tax assets	11,218

Liabilities:
Property and equipment	(4,143)
Goodwill	(16,149)
Other	(180)

Gross deferred tax liabilities	(20,472)

Net deferred tax liabilities	$(9,254)

The Company had available net operating loss carryforwards for tax purposes of $0 at the end of 2009.

The 2008 carryforward was due to expire in the tax year ended December 31, 2028, but was fully utilized in 2009.

The Company is currently a party to a federal tax audit for the tax year ended December 31, 2006. This audit commenced on September 30, 2009.

The Company is currently preparing its 2008 federal tax return and has made timely estimated tax payments through 2009. The Company is preparing its 2007 and 2008 state returns and has made timely estimated payments through 2009.

Included in prepaid expenses are federal and state prepaid taxes of approximately $13,262 at December 31, 2009.

Goodwill of $71,890 arising from acquisitions is deductible for tax purposes.

14	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

The Company adopted the guidance relating to accounting for uncertainty in income taxes, in accordance with ASC 740, Income Taxes, on January 1, 2009. Upon adoption, the Company recorded a cumulative effect of a change in accounting principle by recording an increase in the liability for gross unrecognized tax benefits of $1,990 ($1,274, net of federal benefit) which was accounted for as a reduction to the January 1, 2009 balance of retained earnings.

The Company recognized an additional $398 to this liability in 2009 and had a total liability for uncertain tax positions of $2,359 ($1,533, net of federal benefit), on its balance sheet.

The Company recognizes interest and penalties for income tax matters in income tax expense. Interest and penalty expense recognized related to uncertain tax positions amounted to respectively $196 and $74 in 2009.

Total accrued interest and penalties as of December 31, 2009 was $1,121 ($915, net of federal benefit).

The Company does not expect the total amounts of unrecognized tax benefits to increase or decrease significantly within 12 months of December 31, 2009.

(7)	Related-Party Transactions

The Company and an operating subsidiary of Thomson are party to an agreement dated March 3, 2005 whereby the operating subsidiary provides digital equipment and software reseller, integration and installation services, access to its content distribution system, network management system and other related operating systems, related maintenance and support services, and content preparation services. The agreement expires on March 3, 2011. In addition, the Company and another operating subsidiary of Thomson were party to an agreement dated June 15, 2006 whereby the operating subsidiary provided film print production, distribution, and content preparation services. This agreement expires on December 31, 2010. For the year ended December 31, 2009, the Company acquired from Thomson’s operating subsidiaries $2,583 for reseller, purchase, and integration and installation services. These amounts have been capitalized as theatre equipment. For the year ended December 31, 2009, the Company incurred $15,647 for all other services.

The Company participates in the Thomson corporate insurance program for property, casualty, and workers compensation insurance. The Company incurred expense of $140 for the year ended December 31, 2009.

ITV provides certain tax accounting services to the Company. The Company incurred expense of $29 for the year ended December 31, 2009.

A former executive of the Company is covered by a benefit plan administered by ITV to which the Company made contributions of $75 for the year ended December 31, 2009.

The Company had a payable due to the Thomson and ITV operating subsidiaries of $4,342 as of December 31, 2009.

15	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

On April 23, 2002, the Company signed a Term Facility agreement (the Term Agreement) with the Members under which the Company could borrow up to $24,000. Interest is payable quarterly at 150 basis points over LIBOR. On December 22, 2009, the Company borrowed $7,000 under the Term Agreement. Borrowings under the Term Agreement were funded by the Members pro rata to their ownership of the Company and are repayable upon the joint demand of the Members. Interest expense incurred by the Company for the period ended December 31, 2009 was $3.

(8)	Commitments and Contingencies

The Company leases office facilities for its headquarters in New York, New York, and also in various other cities for its sales and marketing personnel as sales offices.

Future minimum lease payments under noncancelable operating leases are as follows:

2010	$2,068
2011	1,562
2012	180
2013	153

Total	$3,963

Total rent expense for the year ended December 31, 2009 was $2,033.

The following is a schedule of minimum future lease payments required as of December 31, 2009, under capital leases for Computer Hardware:

	Principal	Interest	Total
2010	$34	3	37
2011	34	2	36
2012	30	1	31

Total	$98	6	104

Future minimum payments due under theatre circuit agreements are as follows:

2010	$11,950
2011	5,850

Total	$17,800

Total theatre circuit share expense included in cost of revenue for the year ended December 31, 2009 was $76,881. Accrued theatre circuit liability as of December 31, 2009 was $25,819 and is included in accrued liabilities.

16	(Continued)

TECHNICOLOR CINEMA ADVERTISING, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

(Amounts in thousands except shares)

During 2010, the Company has renegotiated several theatre circuits to extend cinema advertising. In connection with these amended agreements, the Company paid $2,925 in 2010 as signing bonuses.

As of December 31, 2009, the Company was committed to install digital advertising systems at eleven theatre circuits, representing an approximate cost of $3,908.

The Company renewed an agreement with a supplier of theatre kiosks requiring payments amounting to $1,735 during 2010.

Future severance payments due under severance agreements are as follows:

2010	$691
2011	88

Total	$779

The Company has employment agreements with certain key employees. The agreements provide terms for severance in the event of termination for other than cause as well as confidentiality and noncompetition clauses. The maximum contingent liability under such agreement as of December 31, 2009 is approximately $1,984.

The Company is currently evaluating potential sales and use tax exposures in various jurisdictions.

The Company is subject to claims and legal actions in the ordinary course of business. The Company believes such claims will not have a material adverse effect on its financial position or results of operations.

(9)	Retirement Plans

The Company has a defined contribution savings plan, which qualifies under Section 401(k) of the Internal Revenue Code (the Code). The plan allows eligible employees to voluntarily contribute amounts not exceeding the maximum allowed under the Code. The Company matches up to 33% of employee contributions, limited to 5% of compensation. Contributions to the plan are at the discretion of the Company. Plan expense for the year ended December 31, 2009 was $272.

(10)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through August 12, 2010, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.